ITG                                                               HOENIG

FOR IMMEDIATE RELEASE

         Contacts  Howard C. Naphtali                  Frederic P. Sapirstein
                   Investment Technology Group, Inc.   Hoenig Group Inc.
                   Chief Financial Officer             Chief Executive Officer
                   (212) 444-6160                      (914) 935-9000


                           ITG's Acquisition of Hoenig
                           To Proceed on Revised Terms


     NEW YORK, NY, and RYE BROOK, NY July 2, 2002. Investment Technology Group ("ITG") (NYSE: ITG) and Hoenig Group Inc. ("Hoenig") (Nasdaq: HOEN) announced today that they have revised the terms of their previously announced merger to provide for ITG's acquisition of Hoenig for approximately $105 million in cash, or $11.58 per Hoenig share. Of these amounts, $11.35 per share will be paid in cash at the closing and $0.23 per Hoenig share or approximately $2.4 million will be placed in escrow to fund the continued pursuit, on behalf of the Hoenig shareholders and option holders, of certain insurance claims relating to the $7.1 million loss that Hoenig announced on May 9, 2002 and other related claims. Hoenig and ITG previously had announced a purchase price of $115 million or $12.55 per share for the transaction.

     Hoenig has conducted an investigation and believes that the full extent of the loss resulting from the unauthorized trading activities of its former employee in the United Kingdom was $7.1 million. Hoenig believes that no other Hoenig employees were involved in the unauthorized trading activities and has reported the matter to the authorities.

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     ITG reported that the acquisition is expected to be immediately accretive to ITG's earnings per share in 2002. As planned synergies are achieved in 2003, the purchase should become increasingly profitable. ITG further reported that, had the acquisition taken place on January 1, 2002, Hoenig's continuing equity brokerage operations would have added approximately $11 million in net revenues, $0.7 million in net income and $0.01 in earnings per share to ITG's first quarter 2002 results. Hoenig is expected to have approximately $40 million of excess cash and cash equivalents at the closing date and has no long-term debt. Hoenig's global brokerage business maintains offices in the New York area, London and Hong Kong.


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ITG's Acquisition of Hoenig to Proceed on Revised Terms                  Page 2



     "Hoenig's established, high-quality client base provides an excellent opportunity for ITG to penetrate the hedge fund brokerage business," said Robert
J. Russel, ITG's Chief Executive Officer. "The combination of ITG's trading technology coupled with Hoenig's expertise in hedge fund client service and trade execution should position ITG to take advantage of the significant hedge fund market."

     The purpose of the escrow, which will be administered by Hoenig representatives, is to fund the pursuit of Hoenig's claims against insurers and others relating to the unauthorized trading activities of the former employee of Hoenig's UK subsidiary. Each holder of a Hoenig share or stock option at the closing will have the non-transferable right to receive in cash a proportional amount of any future recovery on the claims, net of expenses and taxes, plus any unused portion of the $2.4 million initial escrow funding. While Hoenig believes that it and its UK subsidiary have meritorious claims, there can be no assurance that these claims will result in any recovery for Hoenig shareholders and option holders or that any distribution will be made.

     Hoenig has established the close of business on July 17, 2002 as the record date for the special meeting of shareholders to vote on the acquisition by ITG, and the date of the special meeting of shareholders is August 26, 2002. It is expected that the transaction, if approved by the Hoenig shareholders and certain regulatory authorities, will be consummated by the end of the third quarter 2002.

     Steven J. Sorice will assume the role of Chief Executive Officer of Hoenig following completion of the acquisition. Mr. Sorice joined ITG in 1994 as a Vice President and became Managing Director and Co-Head of Sales and Trading in 1999. Prior to joining ITG, he had been a partner with ESI Securities Company and Head of its International Trading Desk.

About Hoenig Group Inc.

     For thirty years, Hoenig Group Inc. has provided high quality trade execution, independent research and premier client service to professional money managers and alternative investment funds throughout the world. Hoenig Group Inc. operates through its brokerage subsidiaries in the United States, United Kingdom and Hong Kong. For additional information about Hoenig Group, visit www.hoeniggroup.com.

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ITG's Acquisition of Hoenig to Proceed on Revised Terms                Page 3

About ITG

     ITG is headquartered in New York with offices in Boston, Los Angeles, Dublin, Hong Kong, London, Melbourne, Sydney, Tel Aviv and Toronto. As a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers, ITG services help clients to access liquidity, execute trades more efficiently, and make better trading decisions. ITG generates superior trading results for its clients through three lines of business. POSIT(R), the world's largest equity matching system, allows clients to trade confidentially. The Electronic Trading Desk is recognized as one of the leading program trading operations in the U.S. ITG's leading-edge Client Site products allow users to implement their own trading strategies by providing direct electronic access to most sources of market liquidity. For additional information, visit http://www.itginc.com.

In addition to historical information, this press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that reflect the expectations of ITG and Hoenig Group management for the future. A variety of important factors could cause results to differ materially from such statements. These factors include the risk that conditions to the closing of the merger transaction described herein will not be satisfied and the sale will not be completed, the risk that Hoenig Group will not recover on any of its claims, as well ITG's and Hoenig Group's ability to achieve expected future levels of sales; the actions of both current and potential new competitors; rapid changes in technology; financial market volatility; general economic conditions, internationally or nationally; evolving industry regulation; cash flows into or redemption from equity funds; effects of inflation; customer trading patterns; and new products and services. These and other risks are described in greater detail in the ITG and Hoenig Group filings with the Securities and Exchange Commission, including those on Forms 10-K and 10-Q.

Please note that Hoenig Group will be filing a definitive proxy statement with the Securities and Exchange Commission (SEC). The definitive proxy statement will be sent to Hoenig Group's stockholders seeking their approval of the proposed ITG transaction. STOCKHOLDERS OF HOENIG GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Once filed, the proxy statement and other information filed by Hoenig Group may be obtained free of charge on the Internet at the SEC web site at www.sec.gov. In addition, documents filed with the SEC by Hoenig Group will be available free of charge from the Company's Investor Relations Department, obtainable by addressing a request to: Hoenig Group Inc., 4 International Drive, Rye Brook, New York 10573, Attention: Investor Relations. Requests may also be made by telephone at (914) 935-9000.

Hoenig Group and its directors may be deemed to be participants in the solicitation of proxies from Hoenig Group stockholders in favor of the ITG transaction. These directors include Fredric P. Sapirstein, Alan B. Herzog, Max
H. Levine, Robert Spiegel, Kathryn L. Hoenig, Martin F.C. Emmett and Robert L. Cooney. Collectively, as of June 30, 2002, the directors of Hoenig Group may be deemed to beneficially own approximately 46.6% of the outstanding shares of the Company's common stock. Stockholders of Hoenig Group may obtain additional information regarding the interests of participants by reading the definitive proxy statement when it becomes available.

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